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                                                                   Exhibit 23(a)

                            INDEPENDENT AUDITORS' CONSENT


We consent to the reference to our firm under the caption "Experts" in the Proxy Statement of Moorman Manufacturing Company that is made part of the Registration Statement (Form S-4) and related Prospectus of Archer-Daniels-Midland Company for the registration of 14,787,900 shares of its common stock, and to the incorporation by reference therein or our report dated July 31, 1997 with respect to the consolidated financial statements of Archer-Daniels-Midland Company incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP

ERNST & YOUNG LLP



Minneapolis, Minnesota
October 10, 1997